UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                       December 10, 1999 (November 2, 1999)
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                Date of Report (Date of earliest event reported)



                              FORTUNE BRANDS, INC.
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             (Exact name of registrant as specified in its charter)



             Delaware                 1-9076                    13-3295276
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  (State or other jurisdiction       (Commission                (IRS Employer
        of incorporation)           File Number)            Identification No.)



       300 Tower Parkway, Lincolnshire, Illinois                  60069
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     (Address of principal executive offices)                   (Zip Code)



   Registrant's telephone number, including area code    (847) 484-4400
                                                       ----------------------

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.
------   ------------

                  On November 2, 1999, Registrant issued and sold $200,000,000 aggregate principal amount of its 7 1/8% Notes Due 2004 (the "Notes") in a private placement. The Notes were issued at par and purchased by a wholly-owned U.K. subsidiary of Registrant in connection with a structured financing arranged through the same subsidiary. On December 2, 1999, the subsidiary was sold by Registrant to a third party. Registrant recorded an after-tax gain of approximately $20.0 million on the sale.


Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

              (c)      Exhibits.
                       --------

                       4a. Indenture dated as of April 15, 1999 between Registrant and The Chase Manhattan Bank, as Trustee (the "Trustee"), providing for the issuance from time to time of one or more series of debt securities of Registrant and under which $200,000,000 aggregate principal amount of 7 1/8% Notes Due 2004 of Registrant have been issued.

                        4b.      Specimen of Registrant's 7 1/8% Notes Due 2004.



                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FORTUNE BRANDS, INC.
                              ---------------------
                              (Registrant)


                              By   /s/ Mark Hausberg
                              --------------------------------
                              Mark Hausberg
                              Vice President and
                              Treasurer


Date:  December 10, 1999


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                                  EXHIBIT INDEX



                                                                  Sequentially
Exhibit                                                           Numbered Page
-------                                                           -------------


4a.  Indenture dated as of April 15, 1999
     between Registrant and The Chase Manhattan
     Bank, as Trustee (the "Trustee"), providing for the issuance from time to time of one or more series of debt securities of Registrant and under which $200,000,000 aggregate principal amount of 7 1/8% Notes Due 2004 of Registrant have been issued.

4b.  Specimen of Registrant's 7 1/8% Notes Due 2004.